    Policy Name Insider Trading Description ---- Standard / Framework ---- Effective Date Mon Jul 03 00:00:00 UTC 2023 Managing Organization LanzaTech Global Expiration Date Wed Nov 26 00:00:00 UTC 2025 Policy Owners Jarel Curvey Policy Approvers Joe Blasko Insider Trading (v.1.0) Purpose LanzaTech Global, Inc. (together with its subsidiaries, “LanzaTech” or the “Company”) has adopted the following policies and procedures with respect to trading in LanzaTech securities by members of Company’s board of directors, officers and employees. These policies and procedures are designed to help you comply with insider trading laws, handle confidential information properly and avoid potentially harmful embarrassing public disclosures and the appearance of impropriety. You are receiving this policy because you are a LanzaTech officer, director or employee, or an external contractor or consultant who has or may have access to material nonpublic information, and are subject to this policy. All directors, officers and employees, and external contractors and consultants who have access to material nonpublic information, are responsible for reading these policies and procedures and complying with them. Further, even after you are no longer employed by or affiliated with LanzaTech, you must maintain the confidentiality of any confidential or proprietary information obtained during your employment or affiliation with LanzaTech. Penalties for violating these policies and procedures may involve any appropriate remedy, including termination of employment. In addition, the Securities and Exchange Commission (“SEC”) and criminal prosecutors vigorously enforce insider trading laws. Violation of insider trading laws could result in civil and criminal penalties under applicable federal securities laws. If you have any questions about the application of these policies and procedures, or if you would like to make a request for an exception, please contact the General Counsel. Although the General Counsel generally is responsible for the implementation of these policies and procedures, the board of directors may designate employees to carry out any of the duties described below. Persons Covered This policy applies to all (i) directors, officers, employees (permanent or temporary, salaried or hourly) and (ii) external contractors and consultants who have access to material nonpublic information, of LanzaTech and its subsidiaries, both inside and outside the United States (collectively, “covered persons”). This policy also applies to all immediate family members of covered persons, any other members of the covered person’s family, and other household members (other than tenants and household employees) of covered persons (collectively, “family members”). This policy further applies to all corporations, limited liability companies, partnerships, trusts or other entities controlled by covered persons or family members. Covered Transactions This policy applies to all transactions in all LanzaTech securities, which may include common stock, preferred stock, debt securities, warrants or options to acquire common stock, derivative securities, units or any other type of securities that the Company may issue. This policy also applies to securities of other companies about which you learn material nonpublic information during the course of your relationship with LanzaTech. Policy Against Insider Trading A. General Prohibition Against Insider Trading Federal and state laws prohibit “insider trading,” the purchase or sale of securities, in breach of a fiduciary duty or other relationship of trust and confidence, on the basis of material nonpublic information about the security. Any covered person, or any other person designated by this policy, who has material nonpublic information relating to LanzaTech may not, until the information becomes public or is no longer material: engage in transactions in LanzaTech securities, directly or indirectly, except as specifically noted herein; recommend the purchase or sale of any LanzaTech securities; engage in any other action to take personal advantage of that information, including but not limited to, passing on or “tipping” that information to someone who uses it for personal gain, regardless of the quantity of securities traded; disclose material nonpublic information to persons within LanzaTech whose jobs do not require them to have that information, or outside of LanzaTech to other persons, including, but not limited to family, friends, business associates, investors and expert consulting firms, unless any such disclosure is made in express accordance with LanzaTech’s policies regarding the protection or authorized external disclosure of information concerning the Company; or assist anyone engaged in the above activities. Policy Details Policy Content Policy Report 1 / 7

 Tipping arises when a covered person discloses material nonpublic information about LanzaTech or another publicly-traded entity to another person or recommends another person to trade in the securities of a company while in possession of material nonpublic information about that company, and that person either (i) trades in a security of the company in respect of which you provided information or (ii) provides the information to a third person who then makes a trade in a related security. Tipping is illegal even if you do not personally make a trade or otherwise benefit from disclosing the information. In addition, any covered person who learns of material nonpublic information about another entity, including another entity with whom LanzaTech does business, may not trade in that entity’s securities until the information becomes public. Although you may believe it is necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) to engage in a transaction involving LanzaTech’s securities, there are no exceptions to this policy’s prohibition against insider trading. Even the appearance of impropriety must be avoided to preserve LanzaTech’s reputation for adhering to the highest standards of conduct. To ensure compliance with this policy, all covered persons must protect the confidentiality of material nonpublic information, by, for example, avoiding casual conversations about such information in public areas and storing files containing material nonpublic information in secure locations. This policy also covers communications and postings made through the Internet. You must not post any nonpublic or confidential information on the Internet, including through chatrooms, discussion groups, or social media platforms. This includes anonymous posts or discussion on the Internet. For more information, please see the Company’s social media policy. Because insider trading law is complex, you should contact the General Counsel if you have any questions about whether information in your possession is material or nonpublic or if a proposed transaction or communication would violate the insider trading laws. You must also report any unauthorized disclosure of material nonpublic information, whether inadvertent or otherwise, immediately to the General Counsel. B. What Information is “Material”? For the purposes of these policies and procedures, information is “material” if a reasonable investor would consider that information important in making a decision to trade securities. It is also information that, if disclosed, is reasonably likely to affect the market price of LanzaTech’s securities. Both positive and negative information can be material. Further, courts and the SEC have declined to identify all information that could be deemed to be material. Some examples of material information include: quarterly or annual earnings information and guidance, including estimates or revisions; discussions, proposals or agreements for a significant merger, acquisition or divestiture; threatened litigation or administrative actions, or material developments in such matters; significant new or prospective contracts, licensing or collaboration agreements; significant developments or announcements involving any LanzaTech process technology, new or existing partners and their facilities, or intellectual property; significant changes in marketing, pricing strategies or market share; significant research and development initiatives or new business prospects; changes in business strategies; changes in key members of management; a significant cybersecurity breach or incident; changes in debt ratings; and stock splits or changes in dividend policies. The foregoing list does not include all of the information that could be deemed to be material. C. What Information is “Nonpublic”? Information is “nonpublic” if it has not been widely disseminated to the public, such as through a press release carried over a major news service, a public filing with the SEC or materials sent to stockholders (e.g., a proxy statement or widely disseminated prospectus). Information is also nonpublic if it has been widely disseminated to the public, but sufficient time has not elapsed to permit the investment community to absorb and evaluate the information. In general, two full business days after public release is deemed sufficient for investor absorption and evaluation. The distribution of information through narrower channels may be insufficient to make it public. For example, merely posting information on a website may not satisfy the “widely disseminated” standard to make such information public. Also, the fact that nonpublic information is reflected in rumors in the marketplace does not mean that the information has been publicly disseminated. It is important to note that even after information becomes public, many aspects relating to a matter may remain nonpublic. Rules for Specific Transactions In addition to the general prohibition on insider trading described above, certain specific transaction types and related activities are prohibited by this policy. Policy Report 2 / 7

 A. Participation in Expert Networks or Similar Consulting Arrangements You are not permitted to provide information or services about or relating to LanzaTech to “expert network firms” or similar consulting firms. Expert network firms may seek to engage you as a consultant due to your knowledge of LanzaTech, or your knowledge of our industry overall. Your provision of such consulting services creates the risk that you may use or disclose, deliberately or inadvertently, LanzaTech’s confidential information or engage, or assist another party in engaging, in activities that are detrimental to or competitive with the Company. Such activity may also violate federal securities laws. Accordingly, participation in such organizations is strictly prohibited. Often an employee will be engaged via email by a group that positions itself as a consultant representing a client interested in gathering general information related to our industry segment. In the event you receive such a request, you must notify General Counsel or another member of the legal department immediately so that appropriate action can be taken by the Company to prevent further inquiries. B. Derivatives Transactions You may not engage in derivative transactions involving LanzaTech’s securities. Derivative transactions are speculative transactions that permit a person to leverage his or her investment using a relatively small amount of money. Transactions in options (other than stock options issued by LanzaTech) may create the appearance that a covered person is trading based on material nonpublic information and may focus a covered person’s attention on LanzaTech’s short-term performance. Examples of derivative transactions include, but are not limited to, purchases and sales of put and call options. C. Hedging, Pledging and Lending You are prohibited from hedging and lending LanzaTech securities in any transaction, including by entering into any short sales, swaps, options, puts, calls, forward contracts or any other similar derivatives transaction. Unless authorized in advance by the Board of Directors of LanzaTech, you are prohibited from pledging LanzaTech securities in any transaction. D. Short Sales You may not engage in short selling of LanzaTech securities. Selling short includes transactions in which you borrow securities from a broker, sell them, and eventually buy securities on the market to cover the number of securities borrowed from the broker. Profit is made if the price of the securities decreases during the period of borrowing. Short sales may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. E. Margin Accounts You may not engage in purchasing LanzaTech securities on margin. Purchasing LanzaTech securities on margin involves the use of borrowed money from a brokerage firm to purchase the securities. Holding LanzaTech securities in a margin account means that the securities can be sold to pay a loan to the brokerage firm. Covered persons are prohibited from holding LanzaTech securities in a margin account because a margin sale might occur at a time when the covered person is aware of material nonpublic information. F. Post-Termination Transactions You may not engage in trading in LanzaTech securities while in the possession of material nonpublic information after your relationship with the Company has ended. This policy continues to apply to transactions in LanzaTech securities even after termination of service to LanzaTech. If an individual is in possession of material non-public information when his or her service terminates, that individual may not trade in LanzaTech securities until that information has become public or is no longer material. When Trading is Generally Permitted To help directors, officers and employees conduct trades in LanzaTech securities in compliance with the general prohibition described above, LanzaTech has established mechanisms for effecting trades in the Company’s securities in compliance with these policies and procedures. If you are not certain whether a proposed transaction complies with the mechanisms described below, you should contact the General Counsel. A. Window Periods The Company requires that covered persons limit their trading in Company securities to prescribed “Window Periods.” The periods between Window Periods are considered “Blackout Periods”. Covered persons may not engage in trades in Company securities during Blackout Periods. The requirement to make trades during a Window Period does not apply to transactions describedbelow under the headings “Rule 10b5-1 Plan Trading,” “Option Exercises,” “Estate Planning and Gifts,” “Employee Stock Purchase Plans” and “Tax Obligations.” Under this policy, a Window Period begins at market opening on the second business day after the Company has issued its usual press release announcing quarterly results and ends two weeks prior to the end of the applicable fiscal quarter. The Company retains the discretion to close a Window Period in the event of any major corporate development that has not been announced to the public. The closing or opening of any Window Period will be announced sufficiently in advance by email and/or by posting on LanzaTech’s intranet. If you think you have any material nonpublic information during the Window Period, however, you must consult the General Counsel before trading LanzaTech securities. Policy Report 3 / 7

LanzaTech also strongly encourages employees, family members and close associates of any officer, employee or member of the board of directors to confine their trading in LanzaTech securities to a Window Period. While there is no violation of insider trading rules if it can be shown that a family member or other person associated with a director, officer or employee acted independently when trading and without knowledge of material nonpublic information, a strong presumption may arise that material nonpublic information has been shared with such person by the officer, employee or member of the board of directors. B. Special Blackout Periods The Company may impose special periods during which certain covered persons will be prohibited from trading or otherwise effecting transactions in LanzaTech securities (Sspecial Blackout Periods”) even though the Window Period would otherwise be open. This would be the case, for example, for Company employees working on a material merger or acquisition transaction, or another event that could involve material nonpublic information. If a Special Blackout Period is imposed, the Company will notify affected individuals by sending them a notice. The Company will also notify affected individuals at the end of such Special Blackout Period. Please note that Special Blackout Periods may apply to all individuals working on material transactions or other matters that could involve material nonpublic information, even if those individuals only have a limited role in the transaction. A Special Blackout Period for these matters is not necessarily limited to individuals who are on any particular team or function. The determination of whether a project or transaction is material will be made by the General Counsel. C. Rule 10b5-1 Plan Trading To avoid liability for insider trading, officers and members of the board of directors may wish to rely upon the affirmative defenses established by Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”). Rule 10b5-1 is available to an individual or entity who purchases or sells a security under a binding contract, specific instruction or written plan that the person or entity put into place before becoming aware of material nonpublic information (such a plan, a “Rule 10b5-1 plan”). If the trading plan meets all of the requirements of Rule 10b5-1, LanzaTech securities may be purchased and sold under such plan without regard to certain insider trading considerations, and such trades would not be restricted to the window periods under this policy. The Company strongly encourages any of the following covered persons who wish to trade in LanzaTech securities to limit such trading activity to Rule 10b5-1 plans adopted in accordance with this policy: (i) members of the board of directors and (ii) officers appointed by the board of directors. In addition, other covered persons who wish to trade in LanzaTech securities may be encouraged to limit their trading activity to Rule 10b5-1 plans adopted in accordance with this policy, based on the determination of the General Counsel. A covered person who enters into a Rule 10b5-1 plan is strongly discouraged from trading in any securities of the Company outside of the Rule 10b5-1 plan. To create a Rule 10b5-1 plan, you must enter into a written plan for trading securities that must: specify the amount, price and date of the transaction(s); include a written formula, algorithm or computer program for determining the amount, price and date of the transaction(s); or not permit the person for whom shares are being purchased or sold to exercise any subsequent influence over how, when or whether to effect purchases or sales, while at the same time ensuring that the person effecting the trades is not aware of any material nonpublic information at the time of the trades. In order to rely on the defense, a person must adopt a Rule 10b5-1 plan that meets all of the rule’s requirements. These include a requirement that the plan include a representation certifying that the person adopting the plan is doing so in good faith, at a time when he or she is not in possession of material nonpublic information and not as part of a plan to evade the insider trading prohibitions. Additionally, a director or officer adopting a new Rule 10b5-1 plan may not have any other outstanding Rule 10b5-1 plan, and may not subsequently enter into any additional Rule 10b5-1 plan, subject to certain exceptions. Frequent amendment of, or deviation from, a trading plan may make it difficult for an insider to demonstrate that he or she has satisfied the rule’s “good faith” requirement. A Rule 10b5-1 plan must provide for a “cooling off” period before purchases and sales can occur under the plan. For a director or officer, no purchases or sales under the Rule 10b5-1 plan can occur until the later of (i) 90 days after the adoption of the Rule 10b5-1 plan and (ii) two business days following disclosure of LanzaTech’s results in a Form 10-Q or Form 10-K for a completed fiscal quarter in which the plan was adopted; provided, however, that in no event will the required cooling off period be longer than 120 days after adoption of the Rule 10b5-1 plan. No purchases or sales under a Rule 10b5-1 plan for a person other than a director or officer may be made until 30 days after adoption of the plan. Any modification to the amount, pricing, or timing of purchases or sales of securities under a Rule 10b5-1 plan will constitute the termination of the plan and adoption of a new plan, which means that any such modification will trigger the need for the new trading plan to satisfy all of the elements of Rule 10b5-1, including a new cooling off period before trading can begin again. Stock brokerage firms may assist directors, officers and employees in establishing Rule 10b5-1 plans. To ensure that such arrangements comply with Rule 10b5-1, LanzaTech requires that any covered person who wishes to establish a Rule 10b5-1 plan: Policy Report 4 / 7

 enter into the required contract, provide the required instructions, or adopt the required plan, during a Window Period and otherwise while not in possession of material nonpublic information; obtain prior approval from the General Counsel for such Rule 10b5-1 plan, as well as any amendment of such plan; report promptly to the General Counsel all transactions made pursuant to the Rule 10b5-1 plan as well as any termination of the plan; adopt a plan with a duration of at least 6 months. D. Options Exercises Subject to Section VII, directors, officers and employees who have stock options or other rights granted by LanzaTech to purchase securities from the Company may exercise the options or purchase rights at any time permitted under the terms of the applicable option or other agreement so long as the exercise does not involve a broker-assisted cashless exercise. This rule applies only to options or purchase rights granted by the Company. Rules pertaining to options or purchase rights granted by third parties are described in the sections above captioned “Derivatives Transactions,” “Short Sales” and “Margin Accounts.” Please be aware, however, that any subsequent sale of securities purchased by means of the exercise of stock options or other rights in accordance with this policy must be made during a Window Period, pursuant to a Rule 10b5-1 plan, or otherwise approved by the General Counsel. E. Estate Planning and Gifts Subject to Section VII, directors, officers and employees may at any time make bona fide gifts of LanzaTech securities (such as charitable donations or family gifts or estate planning transfers). Depending on the circumstances, recipients of gifts may be subject to restrictions on subsequent sales of securities. Any such gifts made by directors and officers subject to Section 16 of the Exchange Act must be reported on Form 4 within two business days of the date of the transaction. Gifts that are part of a plan to circumvent the insider trading rules are not permitted. F. Employee Stock Purchase Plans In the event that the Company implements an employee stock purchase plan (“plan”) purchases of LanzaTech stock under the Company’s plan resulting from periodic or lump sum contributions of money thereto, pursuant to an election made at the time of plan enrollment, are not subject to this policy. Your initial election to participate in the plan, changes to that election for any enrollment period and sales of LanzaTech stock purchased pursuant to the plan are subject to this policy and must comply therewith. G. Tax Obligations Transactions between covered persons and LanzaTech that are undertaken to satisfy tax obligations, such as upon the vesting of restricted stock units and the net issuance of shares, which effectively involves disposing of vested shares to the Company, are exempt under this policy. Pre-Clearance Procedures The following Company personnel (each deemed a “Designated Person”) may not trade or engage in any other transaction involving the Company’s securities (including a securities plan transaction such as an option exercise, a gift, a contribution to a trust or any other transfer) without first obtaining pre-clearance of the transaction from the General Counsel: all directors and executive officers who trade outside of a Rule 10b5-1 plan entered into in accordance with this policy; key financial or investor relations employees as designated by the General Counsel; and all such other individuals as designated by the General Counsel. This pre-clearance requirement applies regardless of whether (i) the individual subject to pre-clearance is aware of material nonpublic information regarding the Company or its securities or (ii) the trade occurs during a Window Period. A request for pre-clearance must be submitted to the General Counsel, or the Chief Executive Officer in the case of requests for pre-clearance made by the General Counsel, at least two business days prior to consummation of an intended transaction. Notice may be given orally or in writing and should include in the request (i) the transaction type, (ii) the number and type of securities he or she intends to trade, (iii) the intended transaction date, (iv) a confirmation that he or she has reviewed this policy and (v) a confirmation that he or she is not aware of any material nonpublic information about the Company or its securities. Approval or denial of the pre-clearance request will be provided to the insider in writing. If a proposed transaction receives pre-clearance, the pre-cleared trade must be effected by the close of business on the second business day following receipt of pre-clearance unless (i) the insider becomes aware of material nonpublic information or (ii) the insider is advised by the Company that the pre-clearance has been revoked prior to that time. In the case of either (i) or (ii), the trade must not be completed. For example, if the pre-clearance were issued on a Friday, it would generally be effective through the close of business on the next Tuesday. If the transaction order is not placed within this time period, clearance of the transaction must be re-requested. Notice of a pre-cleared transaction must be provided by the applicable insider to the General Counsel on the same date of execution. Please note that the date of execution is the trade date and not the settlement date. Policy Report 5 / 7

  Section 16 Policy Covered persons who are Company directors and officers subject to Section 16 of the Exchange Act must follow the additional policies and procedures set forth in Annex A to this policy. Inquiries Any person who has a question about this policy or its application to any proposed transaction may obtain additional guidance from the General Counsel, who can be reached by e-mail at OfficeofGeneralCounsel@lanzatech.com or lanzatechcompliance@lanzatech.com. Policy Controls Control ID Name Organization Description Standard/Framework Category Status No Controls Found Controls Assigned to Sections Purpose Control ID Name Organization Description Standard/Framework Category Status No Controls Found Persons Covered Control ID Name Organization Description Standard/Framework Category Status No Controls Found Covered Transactions Control ID Name Organization Description Standard/Framework Category Status No Controls Found Policy Against Insider Trading Control ID Name Organization Description Standard/Framework Category Status No Controls Found Rules for Specific Transactions Control ID Name Organization Description Standard/Framework Category Status No Controls Found When Trading is Generally Permitted Control ID Name Organization Description Standard/Framework Category Status No Controls Found Controls Policy Report 6 / 7

Pre-Clearance Procedures Control ID Name Organization Description Standard/Framework Category Status No Controls Found Section 16 Policy Control ID Name Organization Description Standard/Framework Category Status No Controls Found Inquiries Control ID Name Organization Description Standard/Framework Category Status No Controls Found Assets Name Organization Location No Assets Found Processing Activities Name Organization No Processing Activities Found Vendors Name Organization Type No Vendors Found Entities Name Organization Primary Operating Location No Entities Found Related Inventories Policy Report 7 / 7